SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): SEPTEMBER 9, 1998


                             THE PANDA PROJECT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



FLORIDA                               0-24030                     65-0323354
-------------------------           ------------                ---------------
(State or other juris-              (Commission                 (IRS Employer
diction of incorporation)            File Number)                Identification
                                                                 Number)

901 YAMATO ROAD
BOCA RATON, FLORIDA                               33431
----------------------------------------        ----------
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (561) 994-2300


                         -------------------------------
          (Former name or former address, if changed since last report)



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Item 5. OTHER EVENTS.

     On September 9, 1998, The Panda Project, Inc. (the "Company") was notified that a judgment in the amount of $1,227,041.09 had been entered in the Circuit Court for the 15th Judicial Circuit, Palm Beach County, Florida against the Company in favor of plaintiff Joseph A. Sarubbi, a former director of the Company. The Company has filed a motion for reconsideration of the judgment. The Company believes the judgment contains certain inconsistencies which could merit a significant reduction in the $987,125 damages awarded with respect to sales of stock, plus a reduction in the approximately $200,000 in interest charges levied related to the stock sale damages. The Company believes among other things that the issue of when Mr. Sarubbi ceased to have relevant inside information related to ongoing financings, quarterly results and ongoing business needs to be reconsidered. Even if the Company's motion for reconsideration is unsuccessful, the Company intends to appeal all adverse rulings to a satisfactory conclusion. There can be no assurance that the motion for reconsideration will be granted, or, if granted, that it will lead to any change in the judgment or a reduction in the amount of the judgment. Unless the Company's motion for reconsideration is successful, or, if the appeal is unsuccessful, the judgment could have a severe adverse impact on the Company's business, financial condition and results of operations.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THE PANDA PROJECT, INC.



                                    By: /s/ KEVIN J. CALHOUN
                                        --------------------
                                            Kevin J. Calhoun
Dated:  September 15, 1998                  Chief Financial Officer


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